Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CC HOLDINGS GS V LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SIXTH DAY OF FEBRUARY, A.D. 2006, AT 4 O’CLOCK P.M.

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “GLOBAL SIGNAL HOLDINGS V LLC” TO “CC HOLDINGS GS V LLC”, FILED THE THIRTIETH DAY OF APRIL, A.D. 2009, AT 7:33 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “CC HOLDINGS GS V LLC”.

Jeffrey W. Bullock, Secretary of State
4105765 8100H 130414529 You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 0344121 DATE: 04-09-13

CERTIFICATE OF FORMATION

OF

GLOBAL SIGNAL HOLDINGS V LLC

This Certificate of Formation of Global Signal Holdings V LLC (the “Company”) is being executed and filed by John Cacomanolis, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1.	The name of the limited liability company is Global Signal Holdings V LLC.

2.	The address of the registered office of the Company in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The registered agent of the Company located at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Global Signal Holdings V LLC as of this 6th day of February, 2006.

John Cacomanolis
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 04:29 PM 02/06/2006 FILED 04:00 PM 02/06/2006 SRV 060111787 – 4105765 FILE

State of Delaware Secretary of State Division of Corporations Delivered 07:33 AM 04/30/2009 FILED 07:33 AM 04/30/2009 SRV 090412042 – 4105765 FILE

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

GLOBAL SIGNAL HOLDINGS V LLC

This Amended and Restated Certificate of Formation of Global Signal Holdings V LLC (the “Company”) is being duly executed and filed by GLOBAL SIGNAL OPERATING PARTNERSHIP, L.P., as an authorized person, in accordance with the provisions of 6 Del. C. §18-208, to amend and restate the original Certificate of Formation of the Company which was filed on February 6, 2006, with the Secretary of State of the State of Delaware.

The Certificate is hereby amended and restated in its entirety to read as follows:

1. Name. The name of the limited liability company continued hereby is CC Holdings GSV LLC.

2. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation as of this 30th day of April 2009.

GLOBAL SIGNAL OPERATING
PARTNERSHIP, L.P., as authorized person by Global Signal GP LLC, its managing general partner

Name:	E. Blake Hawk
Title:	Executive Vice President